Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS:

On August 29, 2014, the Company entered into a patent purchase agreement (the “Clouding Agreement”) between Clouding Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Clouding” of the “Company”) and Clouding IP, LLC, a Delaware limited liability company (“Clouding IP” or “Seller”), pursuant to which Clouding acquired a portfolio of 70 patents (“Clouding IP Assets”) from Clouding IP. Clouding owns patents related to network and data management technology.

The Company paid Clouding IP (i) $1.4 million in cash, (ii) $1.0 million in the form of a promissory note issued by the Company that matures on October 31, 2014, (iii) 25,000 shares of its restricted common stock valued at $281,000 and (iv) fifty percent (50%) of the net recoveries (“revenue share”, gross revenues minus certain defined expenses) in excess of $4.0 million in net revenues that the Company  generates with respect to the patents purchased from Clouding IP. The Company valued the Common Stock at the fair market value on the date of the acquisition at $11.24 per share or $281,000.  The promissory note was paid in full prior to October 31, 2014. The revenue share under item (iv) above was recorded as an earn out liability on the Company balance sheet in accordance with the appraisal of the consideration paid and intangible value of the patents acquired, in the amount of $13,115,000.  Total consideration for the purchase of the patents was $15,796,000.

The Company accounted for the acquisition as a business combination in accordance with ASC 805 “Business Combinations”. Clouding acquired only the Clouding IP Assets and did not acquire any stock as part of the acquisition nor did Clouding acquire any other assets of Clouding IP. We are presenting the historical financial statements of Clouding IP Assets for the period ended August 28, 2014 and the year ended December 31, 2013 as part of this pro-forma disclosure.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and the unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical financial statements and related notes thereto. The unaudited pro forma condensed consolidated balance sheet is prepared as though the transactions occurred at the close of business on August 28, 2014. The pro forma statements of operations give effect to the transactions as thought they occurred on January 1, 2013. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed on January 1, 2013 or what results would be for any future periods.

Marathon Patent Group, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of August 28, 2014

	Marathon Patent Group, Inc.	Clouding IP Assets	Combined Before Pro Forma Adjustments	Pro Forma Adjustments		Marathon Patent Group, Inc. Pro Forma

ASSETS
Current Assets
Cash	5,051,565	-	5,051,565	(1,400,000)	(a)	3,651,565
Accounts Receivable - net	10,000	-	10,000	-		10,000
Prepaid expenses and other current assets	1,003,058	-	1,003,058	-		1,003,058
Total current assets	6,064,623		6,064,623	(1,400,000)		4,664,623

Other Assets
Property and equipment, net	14,550	-	14,550	-		14,550
Intangible assets, net	18,743,008	1,177,815	19,920,823	13,322,185	(b)	33,243,008
Goodwill	2,227,488	-	2,227,488	1,296,000	(c)	3,523,488
Other assets	6,000	5,000	11,000	(5,000)	(d)	6,000
Total other assets	20,991,046	1,182,815	22,173,861	14,613,185		36,787,046

Total Assets	27,055,670	1,182,815	28,238,485	13,213,185		41,451,670

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and acrued expenses	1,646,406	539,096	2,185,502	(539,096)	(e)	1,646,406
Clouding IP earn out	-	-	-	13,115,000	(f)	13,115,000
Note payable	5,062,500	940,530	6,003,030	59,470	(g)	6,062,500
Other current liabilities	30,664	-	30,664	-		30,664
Total Liabilities	6,739,570	1,479,626	8,219,196	12,635,374		20,854,570

Stockholders' Equity	-
Preferred stock	141	-	141	-		141
Common stock	6,561	-	6,561	281	(h)	6,842
Additional paid-in capital	35,150,717	-	35,150,717	280,719	(h)	35,431,436
Other equity	(58,523)	(296,811)	(355,334)	296,811	(i)	(58,523)
Accumulated deficits	(14,782,797)	-	(14,782,797)	-		(14,782,797)
Total stockholder's equity	20,316,100	(296,811)	20,019,289	577,811		20,597,100

Total Liabilities and Stockholder's Equity	27,055,670	1,182,815	28,238,485	13,213,185		41,451,670

Marathon Patent Group, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the period ended August 28, 2014

	Marathon Patent Group, Inc.	Clouding IP Assets	Combined Before Pro Forma Adjustments	Pro Forma Adjustments	Marathon Patent Group, Inc. Pro Forma

Revenues	6,649,972	97,500	6,747,472	-	6,747,472

Cost of revenues (cost of revenue is exclusive of patent amortization expenses)	3,670,551	344,878	4,015,429	-	4,015,429

Gross Profit	2,979,421	(247,378)	2,732,043	-	2,732,043

Expenses
Amortiztion of intangibles	2,198,819	347,562	2,546,381	-	2,546,381
Compensation and related taxes	1,919,630	-	1,919,630	-	1,919,630
Consulting fees	943,335	-	943,335	-	943,335
Professional fees	798,377	-	798,377	-	798,377
General and adminsitrative	320,907	-	320,907	-	320,907
Total operating expenses	6,181,068	347,562	6,528,630	-	6,528,630

Operating income (loss) from continuing operations	(3,201,647)	(594,940)	(3,796,587)	-	(3,796,587)

Other income
Other income	632	-	632	-	632
Other expense	(1,275,114)	(55,111)	(1,330,225)	-	(1,330,225)

Net Loss	(4,476,130)	(650,051)	(5,126,181)	-	(5,126,181)

Net loss per share - basic and diluted	(0.80)				(0.92)
Weighted average number of shares outstanding during the period - basic and dilluted	5,592,260				5,595,038

Marathon Patent Group, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the year ended December 31, 2013

	Marathon Patent Group, Inc.	Clouding IP Assets	Combined Before Pro Forma Adjustments	Pro Forma Adjustments	Marathon Patent Group, Inc. Pro Forma

Revenues	3,418,371	12,000,000	15,418,371	-	15,418,371

Cost of revenues (cost of revenue is exclusive of patent amortization expenses)	957,040	12,140,037	13,097,077	-	13,097,077

Gross Profit	2,461,331	(140,037)	2,321,294	-	2,321,294

Expenses
Amortiztion of intangibles	1,038,505	528,585	1,567,090	-	1,567,090
Compensation and related taxes	2,997,053	-	2,997,053	-	2,997,053
Consulting fees	901,686	-	901,686	-	901,686
Professional fees	655,202	-	655,202	-	655,202
General and adminsitrative	544,338	-	544,338	-	544,338
Total operating expenses	6,136,784	528,585	6,665,369	-	6,665,369

Operating income (loss) from continuing operations	(3,675,453)	(668,622)	(4,344,075)	-	(4,344,075)

Other income
Other income	265,012	-	265,012	-	265,012
Other expense	(39,894)	(34,155)	(74,049)	-	(74,049)

Net Loss	(3,450,335)	(702,777)	(4,153,112)	-	(4,153,112)

Net loss per share - basic	(0.75)				(0.90)
Weighted average number of shares outstanding during the period - basic and diluted	4,604,193				4,604,193

Marathon Patent Group, Inc.
Significant Notes and Assumptions to the Pro Forma Condensed Combined Financial Statements

Note 1 – Acquisition Consideration and Fair Value of Clouding IP Assets

The Company accounted for the acquisition as a business combination in accordance with ASC 805 “Business Combinations”. The Company determined the fair value of the assets purchases, and the net purchase price paid by the Company was subsequently allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Intangible assets	$14,500,000
Goodwill	1,296,000
Net purchase price	$15,796,000

Total consideration paid of the following:
Cash	$1,400,000
Promissory Note	1,000,000
Common Stock	281,000
Earn Out Liability	13,115,000
Net purchase price	$15,796,000

Note 2 – Pro Forma Presentation Adjustments

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To record the cash portion of the consideration for the acquisition.

(b)	To record the fair value of the Clouding IP assets acquired. The Company determined that the fair value of the Clouding IP assets were $14,500,000 at the time of the acquisition.

(c)	To reflect the fair value of the goodwill associated with the acquisition of the Clouding IP Assets.

(d)	To eliminate other assets not acquired by the Company.

(e)	To eliminate Seller balances retained or settled by the Seller prior to the closing date.

(f)	To record the fair value of the revenue share payable to the Seller pursuant to the acquisition of the Clouding IP Assets.

(g)
To record the issuance of a note payable to Seller in the amount of $1.0 million as part of the purchase consideration of the Clouding IP Assets, net of Seller loans retained or settled by Seller prior to the closing date.

(h)	To record the issuance of 25,000 shares of Common Stock of Marathon Patent Group, Inc. for the acquisition of the Clouding IP Assets.

(i)	To eliminate Seller’s parent company investment in the Clouding IP Assets.